UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported):  October 7, 2019
 ZOVIO INC
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1811 E. Northrop Blvd. Chandler, Arizona	85286
(Address of principal executive offices)	(Zip Code)
 (858) 668-2586
(Registrant’s telephone number, including area code)
 None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZVO	The Nasdaq Stock Market LLC

Item 8.01.     Other Events.
U.S. Department of Education Abbreviated Preacquisition Review Letter
Zovio Inc (the “Company”) owns and operates Ashford University, a regionally-accredited university accredited by the Western Association of Schools and Colleges, or WASC Senior College and University Commission, and is eligible for, and receives, Title IV student financial aid funding from the U.S. Department of Education (the “Department”).
In connection with the potential change of ownership and conversion of Ashford University to a nonprofit California public benefit corporation (the “Conversion Transaction”), the Department has provided a response (the “Abbreviated Preacquisition Review Letter”) to the request for review made on July 15, 2019. The request for an abbreviated preacquisition review was made in accordance with Department procedures pursuant to which the Department provides information about conditions it intends to impose in connection with the continued participation in federal Title IV student financial aid programs by the applicant following a change in ownership.
In the Abbreviated Preacquisition Review Letter, along with other conditions, the Department indicated that it would require the posting of an irrevocable letter of credit with the Department within ten days of the Conversion Transaction for approximately $103 million, representing the Department’s determination of 25% of the Title IV funding in fiscal year 2018 (the “25% LOC”). This letter of credit would require coverage until March 31, 2021 unless extended or replaced as determined by the Department.
We continue to evaluate our potential courses of action. Related to the possible 25% LOC, we are considering various financial and insurance instruments that will allow the Company’s cash on the balance sheet to remain unrestricted. Once finalized, we may continue to pursue the Conversion Transaction with Ashford University. We are also exploring other strategic opportunities regarding Ashford University, including the possible sale of the university to another institution where we would enter into an education technology services agreement with the acquirer. Such an arrangement may likely not require the posting of the 25% LOC with the Department. It may also likely not require the Company to make a substantial cash contribution to Ashford University which is currently contemplated by the Conversion Transaction.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Zovio Inc dated October 7, 2019

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2019		Zovio Inc

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel